UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

COMPASS DIGITAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40912	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 309

Zephyr Cove, NV

(Address of principal executive offices)

89448

(Zip Code)

Registrant’s telephone number, including area code: (214) 526-4423

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one redeemable Warrant	CDAQU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	CDAQ	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A Ordinary Share for $11.50 per share	CDAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

BUSINESS COMBINATION AGREEMENT

This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

General Description of the Business Combination Agreement

On September 5, 2024, Compass Digital Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Compass Digital” or the “Purchaser”) entered into a Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”) with (i) HCG Opportunity, LLC, a Delaware limited liability company (the “Sponsor”), in the capacity as the representative from and after the Closing (as defined below) for the shareholders of the Purchaser (other than the Sellers (as defined below) and their successors and assignees) in accordance with the terms and conditions of the Business Combination Agreement (the “Purchaser Representative”), (ii) upon execution of a joinder thereto, a to-be-formed Cayman Islands exempted company to be named “EEW Renewables Corp” (“Pubco”), (iii) upon execution of a joinder thereto, a to-be-formed Cayman Islands exempted company and wholly-owned subsidiary of Pubco to be named “EEW Merger Sub” (“Merger Sub”), (iv) EEW Renewables Ltd, a company formed under the laws of England and Wales (“EEW”), (v) the shareholders of EEW named therein that executed and delivered the Business Combination Agreement on the signing date (together with any transferees of Company ordinary shares prior to the Closing that either sign a joinder agreement to become a party thereto, or that become bound thereby pursuant to the drag-along rights to be set forth in EEW’s amended organizational documents (collectively the “Sellers”), and (vi) E.E.W. Global Holding Limited, in the capacity as the representative for the Sellers in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Merger Sub will merge with and into Compass Digital, with Compass Digital continuing as the surviving entity (the “Merger”), as a result of which, (i) Compass Digital shall become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Compass Digital immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco shall acquire all of the issued and outstanding ordinary shares of EEW (the “Company Ordinary Shares”) from the Sellers in exchange for Pubco ordinary shares (the “Share Exchange”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Cayman Act and the laws of England and Wales (the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement and the ancillary documents, together, the “Transactions”), and any outstanding convertible securities of EEW will be terminated; and (c) as a result of such Transactions, Compass Digital and EEW each will become a wholly-owned subsidiary of Pubco, and Pubco will become a publicly traded company upon the Closing.

Share Exchange and Consideration

The base consideration to be paid to the Sellers is $300,000,000 (subject to increase to the extent that Compass Digital’s unpaid transaction expenses and cash liabilities as of the Closing that the Sponsor does not pay in cash exceeds $5,000,000, and subject to decrease to the extent that the amount of EEW’s unpaid transaction expenses is more than $5,000,000), and will be paid entirely in the form of newly issued ordinary shares of Pubco, par value $0.0001 per share (the “Pubco Ordinary Shares”), with each share valued at $10.00 (such shares, the “Exchange Shares”).

In addition to the base consideration as set forth above, the Sellers will be entitled to receive up to an additional 4,200,000 Pubco Ordinary Shares, subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted (the “Earnout Shares”), as additional consideration from Pubco in the event that:

(i)	If during the 3-year period after the Closing (the “Earnout Period”), the volume-weighted average price (VWAP) for Pubco Ordinary Shares for 20 out of 30 consecutive trading days is at least: (i) $11.00 per share, the Sellers will receive 50% of the Earnout Shares and (ii) $12.00 per share, the Sellers will receive the remaining 50% of the Earnout Shares; or

(ii)	If Pubco’s consolidated EBITDA for the fiscal year ended April 30, 2025 equals or exceeds $41.9 million, subject to certain adjustments, the Sellers will receive all of the Earnout Shares.

If there is a change-in-control transaction during the Earnout Period, to the extent that the express or implied price per Pubco Ordinary Share in such transaction is equal to or greater than the applicable share price targets as set forth above, the vesting of such Earnout Shares will accelerate and the Earnout Shares will be issuable upon the closing of such transaction.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties made by the parties as of the date of such agreement or other specific dates solely for the benefit of certain of the parties to the Business Combination Agreement, which in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, or financial condition of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement, or to perform its obligations under the Business Combination Agreement or any agreement ancillary thereto, in each case subject to certain customary exceptions. The representations and warranties made by the parties are customary for transactions similar to the Transactions.

In the Business Combination Agreement, EEW made certain customary representations and warranties to Compass Digital as of the date of the agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) certain business practices; (24) renewable energy matters; (25) Investment Company Act of 1940; (26) finders and brokers; (27) independent investigation; and (28) information supplied.

In the Business Combination Agreement, each Seller, severally and not jointly, made certain customary representations and warranties to Compass Digital and Pubco as of the date of the agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) ownership of the Company Ordinary Shares, (4) governmental approvals; (5) non-contravention; (6) litigation; (7) investment representations; (8) finders and brokers; (9) information supplied; and (10) independent investigation.

In the Business Combination Agreement, Compass Digital made certain customary representations and warranties to EEW and Pubco as of the date of the agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) the Securities and Exchange Commission (the “SEC”) filings and financial statements; (7) reporting company and listing; (8) absence of certain changes; (9) compliance with laws; (10) litigation, orders and permits; (11) taxes and returns; (12) employees and employee benefit plans; (13) properties; (14) material contracts; (15) transactions with affiliates; (16) business activities; (17) Investment Company Act of 1940; (18) finders and brokers; (19) certain business practices; (20) insurance; (21) the trust account; (22) inside letter; (23) information supplied; and (24) independent investigation.

Additionally, upon them becoming party to the Business Combination Agreement, each of Pubco and Merger Sub will make certain customary representations and warranties to Compass Digital and EEW with respect to Pubco and Merger Sub as of the date of them becoming party to the agreement and as of the Closing, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) title and ownership of the Exchange Shares to be issued to the Sellers; (7) activities of Pubco and Merger Sub; (8) foreign private issuer status; (9) finders and brokers; (10) Investment Company Act of 1940; (11) information supplied; and (12) independent investigation.

None of the representations and warranties of the parties shall survive the Closing and no party has any post-Closing indemnification obligations.

Covenants of the Parties

In addition to customary covenants regarding the conduct of their respective businesses, efforts, access, confidentiality and public announcements, notice of breaches, no insider trading, D&O indemnification, Nasdaq listing, no solicitation, and other customary covenants, the parties agreed to the following covenants:

Within 10 business days after signing the Business Combination Agreement, EEW will amend its organizational documents to create drag-along rights for EEW and its shareholders to drag-along minority shareholders who do not participate in a company sale transaction. Within 10 business days after such amendment, one of the Sellers, E.E.W. Global Holding Limited (“Global”), will transfer (the “Global Transfer”) Company Ordinary Shares to certain former shareholders of an affiliate of EEW (the “Global Transferred Shareholders”), with such Global Transferred Shareholders taking such Company Ordinary Shares free of the restrictions set forth in Global’s Lock-Up Agreement unless the Global Transferred Shareholder is an officer, director, affiliate or 5% holder of Pubco immediately after the Closing. After the date that the Registration Statement (as defined below) is declared effective by the SEC, EEW and the Sellers will use their commercially reasonable efforts to cause the Global Transferred Shareholders to sign joinder agreements to become Sellers under the Business Combination Agreement, and within 5 business days after such Registration Statement effective date, they will use their drag-along rights set forth in EEW’s amended organizational documents to force all Global Transferred Shareholders that have not executed joinder agreements to participate in the Transactions with respect to their Company Ordinary Shares received in the Global Transfer.

Compass Digital, Pubco and EEW also agreed to prepare a registration statement on Form S-4 (the “Registration Statement”) to be filed by Pubco with the Securities and Exchange Commission (“SEC”), to register the Pubco securities to be issued (i) in replacement of Compass Digital’s securities, and (ii) to Global Transferred Shareholders who either sign joinders or are dragged along after the effective date of the Registration Statement, which Registration Statement will also contain a Compass Digital proxy statement therein (the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser’s shareholders for the matters to be acted upon at a shareholders’ meeting to be called for Compass Digital shareholders to vote on, among other matters, the Business Combination Agreement and the transactions contemplated thereunder, and providing such holders with an opportunity to participate in the redemption of all or a portion of their public shares of Compass Digital upon the Closing (the “Closing Redemption”). As part of the Registration Statement, Pubco will approve and adopt, subject to Compass Digital shareholder approval, an incentive equity plan with awards for 5% of the issued and outstanding Pubco Ordinary Shares immediately after the Closing (giving effect to the Closing Redemption) and otherwise in a form to be reasonably agreed by EEW, Compass Digital and Pubco. In addition, Compass Digital will seek an amendment to its organizational documents to remove its $5,000,001 net tangible asset test requirements set forth therein. Compass Digital’s board of directors will not be able to change its recommendation for the Compass Digital shareholders to approve the Business Combination Agreement and the Transactions and related matters, except as required by their applicable fiduciary duties.

The parties also agreed to take all necessary actions to cause Pubco’s board of directors immediately after the Closing to consist of a board of between five and seven directors, comprised of: (i) one person who is designated by Compass Digital prior to the Closing and approved by EEW acting reasonably, and (ii) four to six persons who are designated by EEW prior to the Closing, one of whom shall be the initial Chairperson, and who shall meet any applicable Nasdaq listing requirements. A majority of the directors on such Pubco board shall qualify as independent under Nasdaq rules. The Pubco board of directors will be divided into three classes with staggered terms of three years each, which classes will be determined by EEW’s board of directors prior to the Closing.

EEW will use its reasonable best efforts to deliver to Compass Digital PCAOB-audited financial statements for its fiscal years ended April 30, 2023 and April 2024 on or prior to September 30, 2024, and in any event prior to October 31, 2024 (the “Audit Delivery Date”).

Prior to the Closing, Compass Digital, EEW and Pubco will use their reasonable efforts to minimize the amount of funds in the trust account that are redeemed by Compass Digital’s public shareholders. They will also use their commercially reasonable efforts to enter into equity or debt financing arrangements on such terms as the parties may agree (not to be unreasonably withheld, delayed or conditioned), and parties will reasonably cooperate with each other in connection with such efforts. These financings may be structured as common equity, convertible preferred equity, convertible debt, non-redemption or backstop arrangements with respect to Compass Digital’s trust account, a committed equity facility, debt facility, and/or other sources of cash proceeds on terms and conditions reasonably acceptable to EEW (but excluding any forward purchase agreements unless consented to by EEW), and the investment may be into Compass Digital, EEW or its subsidiaries or Pubco. The binding committed amounts of any such transaction financing that is either paid or payable prior to or at the Closing or that the parties reasonably expect at the Closing to start becoming available (in whole or in part) within 90 days after the Closing, net of all related transaction financing costs and expenses, is referred to as “Additional Capital.” Compass Digital, EEW and Pubco will use their reasonable best efforts to facilitate private placements of common equity or non-redemption or backstop arrangements with respect to Compass Digital’s trust account yielding at least $25 million in Additional Capital. EEW will consider in good faith any form or structure of transaction financing that is on generally prevailing market terms or better, but may withhold its consent to any transaction financing that may require Pubco to issue shares or otherwise raise equity after Closing at a price of less than $4.00 per share.

Purchaser will use its commercially reasonable efforts to cause the holders of founder shares (“Founder Shares”) that received such shares pursuant to certain non-redemption agreements entered into prior to the signing of the Business Combination Agreement (the “SPAC NRA Holders”) to sign the Insider Letter Amendment (as described below).

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of Compass Digital’s shareholders; (ii) expiration or termination of any waiting period under applicable antitrust laws; (iii) receipt of all required consents from specified third parties and governmental authorities, (iv) no law or order preventing or prohibiting the Transactions; (v) Compass Digital as of the Closing (after giving effect to the Closing Redemption and any transaction financing) or Pubco after the Closing, having at least $5,000,001 in net tangible assets (to the extent that its shareholders do not approve amending Compass Digital’s organizational documents to eliminate such requirement), (vi) the members of the post-Closing Pubco board of directors having been appointed in accordance with the Business Combination Agreement, (vii) the Registration Statement having been declared effective by the SEC; (viii) Pubco having amended and restated its organizational documents in the form to be agreed by Purchaser and EEW prior to the Closing, (ix) Pubco’s qualification as a foreign private issuer under the Securities Exchange Act of 1934, as amended, (x) Pubco Ordinary Shares having been approved for listing on Nasdaq, and (xi) the parties will have amended and restated Compass Digital’s registration rights agreement from its initial public offering in form and substance reasonably acceptable to Compass Digital, the Sponsor and EEW to have Pubco assume the registration obligations of Compass Digital under the original registration rights agreement and have such rights apply to Pubco’s securities, and to add the Sellers thereto (including any Global Transferred Shareholders to the extent that they are officers, directors or affiliates of Pubco immediately after the Closing) in order to provide them with registration rights.

Unless waived by EEW, Pubco and the Seller Representative, the obligations of EEW, Pubco, Merger Sub and the Sellers to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of Compass Digital relating to organization and standing, authorization and binding effect, capitalization, finders and brokers and trust account, being, in each case, true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing; (ii) the representations and warranties of Compass Digital relating to absence of certain changes being true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing; (iii) all other representations and warranties of Compass Digital being true and correct as of the date of the Business Combination Agreement and as of the Closing, subject to Material Adverse Effect; (iv) Compass Digital having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior the date of the Closing; (v) absence of any Material Adverse Effect with respect to Compass Digital since the date of the Business Combination Agreement which is continuing and uncured; and (vi) the Insider Letter Amendment (as described below) will be in full force and effect in accordance with the terms thereof as of the Closing with respect to the parties thereto.

In addition, unless waived by EEW, Pubco and the Seller Representative, the obligations of EEW, Pubco, Merger Sub and the Sellers to consummate the Transactions are also subject to a minimum cash condition requiring that at Closing, Purchaser and Pubco (and with respect to transaction financing, the Company and its subsidiaries, including certain bridge financing) collectively must have an aggregate amount of cash and cash equivalents (including funds remaining in the trust account after giving effect to Closing Redemption), prior to the payment of any transaction expenses or liabilities of the parties other than transaction financing costs and D&O tail insurance premiums, equal to or exceeding (i)  $15 million as of the Closing when taking into account only Additional Capital proceeds actually received at or prior to the Closing and (ii) $25 million when taking into account any other Additional Capital, including Additional Capital that the parties reasonably expect to become available after the Closing.

Unless waived by Compass Digital, the obligations of Compass Digital to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of (A) Pubco and Merger Sub relating to organization and standing, authorization and binding effect, capitalization, finders and brokers, and (B) EEW relating to organization and standing, authorization and binding effect, capitalization, and finders and brokers, and (C) the Sellers relating to organization and standing, authorization and binding effect, ownership and finders and brokers being, in each case, true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing; (ii) the representations and warranties of EEW relating to absence of certain changes being true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing; (iii) all other representations and warranties of EEW, Pubco, Merger Sub and the Sellers being true and correct as of the date of the Business Combination Agreement and as of the Closing, subject to Material Adverse Effect; (iv) each of EEW, Pubco, Merger Sub and each Seller and Seller Representative having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (v) absence of any Material Adverse Effect with respect to EEW’s direct or indirect subsidiaries, taken as a whole, or Pubco since the date of the Business Combination Agreement which is continuing and uncured, and (vi) each Non-Competition Agreement and Lock-Up Agreement (as described below) being in full force and effect in accordance with the terms thereof as of the Closing.

Termination

In addition to termination by mutual agreement among parties, the Business Combination Agreement may be terminated at any time prior to the Closing by either Compass Digital or EEW if the Closing does not occur by January 19, 2025 (the “Outside Date”), provided that if Purchaser extends its deadline to complete its initial business combination of January 19, 2025 each month using its rights set forth in Purchaser’s organizational documents, either Purchaser or EEW may extend the Outside Date by an additional month for up to a total of three additional months.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by either Compass Digital or EEW if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (ii) by EEW for Compass Digital’s uncured material breach of the Business Combination Agreement, such that the related Closing condition would not be met; (iii) by Compass Digital for the uncured material breach of the Business Combination Agreement by EEW, Pubco, Merger Sub, any Seller or the Seller Representative such that the related Closing condition would not be met; (iv) by Compass Digital if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect with respect to EEW and its subsidiaries, taken as a whole, or Pubco which is uncured and continuing; (v) by either Compass Digital or EEW if Compass Digital holds its shareholder meeting to approve the Business Combination Agreement and the Transactions and such approval is not obtained; and (vi) by Compass Digital if (a) EEW fails to deliver the required PCAOB audits prior to the Audit Delivery Date (with that termination right expiring upon their delivery) or (b) when the PCAOB audits are delivered, they are materially different in an adverse manner from the draft 2023 and 2024 financials that were provided to Purchaser prior to the signing of the Business Combination Agreement, including the consolidated revenues, assets and liabilities deviating by more than 20%.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination.

Trust Account Waiver, Non-Recourse and Releases

Each of EEW, Pubco, the Sellers and the Seller Representative has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Compass Digital’s trust account held for its public shareholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

The parties agreed that all claims or actions that may be based upon, arise out of or relate to the Business Combination Agreement or any of the ancillary documents may only be made against the parties to the Business Combination Agreement and not against any of their past present or future directors, officers, employees, members, managers, partners affiliates, agents, attorneys or representatives.

Purchaser Representative and Seller Representative

The Sponsor is serving as the Purchaser Representative under the Business Combination Agreement, and in such capacity will represent the interests of Compass Digital’s shareholders and their respective successors and assignees after the Closing (other than the Sellers and their respective successors and assigns) with respect to certain post-Closing matters under the Business Combination Agreement and certain ancillary documents. Global is serving as the Seller Representative under the Business Combination Agreement, and in such capacity will represent the interests of the Sellers and their respective successors and assignees with respect to certain post-Closing matters under the Business Combination Agreement.

Governing Law and Jurisdiction

The Business Combination Agreement is governed by Delaware law, except that, solely to the extent required, the laws of England and Wales shall apply to the Share Exchange and the laws of Cayman Islands shall apply the Merger, in each case without giving effect to the conflict of laws principles. All actions arising out of or relating to the Business Combination Agreement shall be heard and determined exclusively in any state or federal court located in New Castle County, Delaware.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, covenants and agreements were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms, but it is not intended to provide any other factual information about Compass Digital, EEW, Pubco or any other party to the Business Combination Agreement. In particular, the representations and warranties, covenants and agreements contained in the Business Combination Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Compass Digital’s public disclosures.

A copy of the Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Related Agreements

Lock-Up Agreement

Simultaneously with the execution of the Business Combination Agreement, certain shareholders of EEW (each, a “Holder”) entered into a lock-up agreement (each, a “Lock-Up Agreement”) with Compass Digital and the Purchaser Representative, and upon its formation, Pubco will sign a joinder thereto, pursuant to which such Holder agreed to lock-up the Pubco Ordinary Shares that it will receive in the Transactions for a period (the “Lock-Up Period”) commencing from the Closing and ending on the date that is 180 days after the Closing (subject to early release on the date after the Closing on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property, subject to certain customary transfer exceptions (including permitted pledges of shares, so long as the lender cannot foreclose during the Lock-Up Period). The Global Transferred Shareholders will only be subject to Global’s Lock-Up Agreement if they are an officer, director, affiliate or 5% owner of Pubco immediately after the Closing.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, Purchaser, the Sponsor and Compass Digital SPAC LLC (but as described above, not the SPAC NRA Holders and other Purchaser insiders unless they agree to do so after the signing of the Business Combination Agreement) entered into an amendment (the “Insider Letter Amendment”) to the letter agreement that was entered into in connection with Purchaser’s initial public offering (the “Insider Letter”), and upon its formation, Pubco will sign a joinder thereto, (i) to add Pubco as a party to the Insider Letter, (ii) to revise the terms of the Insider Letter to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of Pubco Ordinary Shares in exchange for the ordinary shares of Purchaser, (iii) to amend the terms of the lock-up applicable to the founder shares set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreement described above, and (iv) to provide EEW with the ability to enforce prior to the Closing the lock-up and voting provisions of the Insider Letter.

Sponsor Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor, Purchaser and EEW entered into a letter agreement (the “Sponsor Agreement”), and upon its formation, Pubco will sign a joinder thereto, pursuant to which the Sponsor has agreed that to the extent that the Purchaser’s unpaid transaction expenses and cash liabilities as of the Closing are more than $5 million (excluding any transaction financing costs and D&O tail insurance premiums, the “Excess Purchaser Expenses”), the Sponsor will either, at its election, (i) pay to Pubco an amount equal to such Excess Purchaser Expenses in cash upon the Closing or (ii) forfeit, immediately prior to Closing, an aggregate number of Founder Shares equal to the Excess Purchaser Expenses divided by $10, and the Sponsor will use its commercially reasonable efforts to facilitate the Purchaser, EEW and/or Pubco or their respective subsidiaries entering into financing agreements in respect of one or more transaction financings as contemplated by the Business Combination Agreement if such transaction financings are on generally prevailing market terms or better.

Non-Competition Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, EEW’s executive officers (and indirect shareholders) Svante and Annette Kumlin (each, an “Executive”), each entered into a Non-Competition and Non-Solicitation Agreement (each, a “Non-Competition Agreement”) in favor of EEW and, upon its formation, Pubco and their respective subsidiaries (the “Covered Parties”), pursuant to which that Executive agreed for a period of two years after the closing (or if sooner, upon the termination of their employment by the Covered Parties without cause) not to compete with the Covered Parties and not to solicit the employees and customers of the Covered Parties. The executive has also agreed not to disparage the Covered Parties and to customary confidentiality requirements. The Purchaser Representative has the right to enforce these Non-Competition Agreements on behalf of Pubco after the Closing.

The Lock-Up Agreement, Insider Letter Amendment, Sponsor Agreement, and Non-Competition Agreement are filed with the Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Lock-Up Agreement, Insider Letter Amendment, Sponsor Agreement, and Non-Competition Agreement are qualified in their entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of September 5, 2024, by and among Compass Digital Acquisition Corp., HCG Opportunity, LLC (in the capacity as the Purchaser Representative thereunder), EEW Renewables Ltd, E.E.W. Global Holding Limited (in the capacity as the Seller Representative thereunder),, the shareholders of EEW named therein, and upon execution of a joinder, the other parties thereto.
10.1	Form of Lock-Up Agreement, dated as of September 5, 2024, by and among Compass Digital Acquisition Corp., HCG Opportunity, LLC (in the capacity as the Purchaser Representative thereunder), the shareholder signatory thereto and Pubco (upon execution of a joinder).
10.2	Insider Letter Amendment, dated as of September 5, 2024, by and among Compass Digital Acquisition Corp., HCG Opportunity, LLC, Compass Digital SPAC LLC and other undersigned signatories thereto (and Pubco upon execution of a joinder thereto).
10.3	Sponsor Agreement, dated as of September 5, 2024, by and among Compass Digital Acquisition Corp., HCG Opportunity, LLC and EEW Renewables Ltd. (and Pubco upon execution of a joinder thereto)
10.4	Form of Non-Competition Agreement, dated as of September 5, 2024, by and among Compass Digital Acquisition Corp., EEW Renewables Ltd, Pubco (upon execution of a joinder), and the shareholder and/or executive officer of EEW signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.

Forward-Looking Statements

This 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Business Combination between EEW and Compass Digital and Pubco, including statements regarding the benefits of the Business Combination, the anticipated timing of the completion of the Business Combination, the services offered by EEW and the markets in which it operates, the expected total addressable market for the services offered by EEW, the sufficiency of the net proceeds of the Business Combination to fund EEW’s operations and business plan and EEW’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to the following risks: (i) the Business Combination may not be completed in a timely manner or at all; (ii) the Business Combination may not be completed by Compass Digital’s business combination deadline, and Compass Digital may fail to obtain an extension of its business combination deadline; (iii) the parties may fail to satisfy the conditions to the consummation of the Business Combination, including the adoption of the business combination agreement by the shareholders of Compass Digital, the satisfaction of the minimum trust account amount following redemptions by Compass Digital’s public shareholders, retaining a minimum amount of available cash and the receipt of certain governmental and regulatory approvals; (iv) an event, change or other circumstance could occur that gives rise to the termination of the business combination agreement; (v) the announcement or pendency of the Business Combination could adversely affect EEW’s business relationships, performance, and business generally; (vi)the Business Combination could disrupt EEW’s current plans and operations; (vii) legal proceedings may be instituted against EEW, Compass Digital, Pubco or others related to the business combination agreement or the Business Combination; (viii) Pubco may fail to meet Nasdaq Stock Exchange listing standards at or following the consummation of the Business Combination; (ix) the parties may not be able to recognize the anticipated benefits of Business Combination, which may be affected by a variety of factors, including changes in the competitive and highly regulated industries in which EEW (and following the Business Combination, Pubco) operates, variations in performance across competitors and partners, changes in laws and regulations affecting EEW’s business and the ability of EEW and the post-combination company to retain its management and key employees; (x) Pubco may not be able to implement business plans, forecasts, and other expectations after the completion of the Business Combination; (xi) EEW (and following the Business Combination, Pubco) will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xii) Pubco may experience difficulties in managing its growth and expanding operations; (xiii) Pubco may suffer cyber security or foreign exchange losses; (xiv) a potential public health crises may affect the business and results of operations of EEW (and following the Business Combination, Pubco) and the global economy generally; (xv) the effect of costs related to the Business Combination; (xvi) EEW’s limited operating history; (xvii) EEW depends on the sale of a small number of projects in its portfolio; (xviii) to be successful, EEW must continually source new projects, including the related properties and grid capacity; (xix) the solar industry has historically been cyclical and experienced periodic downturns; (xx) EEW’s expansion into new lines of business involves inherent risks and may not be successful; (xxi) EEW faces substantial competition in the markets for renewable energy, and many of its competitors are better established and have more resources; (xxii) EEW will need additional funding to complete its business plan, and it may fail to obtain this funding on reasonable sources or at all; (xxiii) EEW’s projects are subject to substantial regulation; (xxiv) EEW operates in many different jurisdictions and countries, which exposes it to complexity and risk; and (xxv) the predicted growth of renewable energy in general and solar energy in particular may not materialize. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Compass Digital’s Quarterly Reports on Form 10-Q, the registration statement on Form F-4 and proxy statement/prospectus that will be filed by Pubco, and other documents filed by Compass Digital and Pubco from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and EEW and Compass Digital assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of EEW, Compass Digital or Pubco gives any assurance that any of EEW, Compass Digital or Pubco will achieve its expectations.

Additional Information and Where to Find It

This 8-K relates to the Business Combination but does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the transaction. Pubco intends to file with the SEC a registration statement on Form F-4 relating to the transaction that will include a proxy statement of Compass Digital and a prospectus of Pubco. When available, the definitive proxy statement/prospectus and other relevant materials will be sent to all Compass Digital shareholders as of a record date to be established for voting on the Business Combination. Compass Digital and Pubco also will file other documents regarding the Business Combination with the SEC. Before making any voting decision, investors and securities holders of Compass Digital are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Business Combination as they become available because they will contain important information about Compass Digital, EEW and the Business Combination.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Compass Digital and Pubco through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by Compass Digital and Pubco may be obtained free of charge by contacting its Chief Financial Officer, Nick Geeza, c/o Compass Digital Acquisition Corp., 195 US HWY 50, Suite 309, Zephyr Cove, NV, at (310) 954-9665.

Participants in the Solicitation

EEW, Compass Digital and Pubco and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Compass Digital’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests of Compass Digital’s directors and officers in the Business Combination in Compass Digital’s filings with the SEC, including Compass Digital’s final prospectus in connection with its initial public offering, which was filed with the SEC on October 18, 2021 (the “IPO S-1”). To the extent that holdings of Compass Digital’s securities have changed from the amounts reported in Compass Digital’s IPO S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Compass Digital’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus on Form F-4 for the Business Combination, which is expected to be filed by Pubco with the SEC.

Investors, shareholders and other interested persons are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Business Combination. Investors, shareholders and other interested persons will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about EEW, Compass Digital and Pubco through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC that are referred to herein can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Compass Digital, Pubco or EEW, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS DIGITAL ACQUISITION CORP.

By:	/s/ Nick Geeza
Name:	Nick Geeza
Title:	Chief Financial Officer

Date: September 11, 2024